Exhibit 10.67

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY RESACA EXPLOITATION, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

GAS PURCHASE CONTRACT

BETWEEN

SDG RESOURCES, L. P.

as “SELLER”

and

VERSADO GAS PROCESSORS, L.L.C.

as “BUYER’’

GAS PURCHASE CONTRACT INDEX

GAS PURCHASE CONTRACT

THIS CONTRACT, made and entered into this 1st day of January, 2002, by and between VERSADO GAS PROCESSORS, L.L.C., a Delaware Limited Liability Company acting by and through its Member/Operator, Dynegy Midstream Services, Limited Partnership, hereinafter referred to as “Buyer”, and SDG Resources, L. P., a Texas limited partnership, hereinafter referred to as “Seller”;

WITNESSETH:

WHEREAS, Seller owns or controls an interest in one or more valid and subsisting oil and Gas leases covering certain lands situated and being within the County of Lea, State of New Mexico, as more fully described in Exhibit “A” attached hereto and made a part hereof (which leases, interests, and lands shall hereinafter be referred to as the “Committed Area”); and,

WHEREAS, certain wells on said lands are productive of either casinghead Gas, or Gas well Gas, and Seller desires to sell the Gas which may hereafter be produced from wells located on said premises; and,

WHEREAS, Buyer desires to purchase said Gas;

NOW, THEREFORE, in consideration of the mutual covenants and agreements to be kept and performed by the parties, Seller hereby grants, bargains, sells, and agrees to deliver to Buyer and Buyer agrees to purchase and take from Seller, subject to the stipulations and conditions hereinafter specified, Seller’s interest in Gas now or hereafter produced from wells on the lands hereinabove described.

ARTICLE I - DEFINITIONS

1.1

For the purposes of this Contract, except in those certain instances where the context expressly states another meaning, the following terms and expressions shall have the following meanings:

(a)           “Gas” shall mean the gaseous hydrocarbons produced from oil or Gas wells including all of the constituents thereof.

(b)           “Residue Gas” is defined as and shall be any Gas which is discharged in the form of Gas from the Plant before or after processing or sold as fuel from Buyer’s Gathering System.

(c)           “Plant” shall mean Gas processing facilities in which Seller’s Gas is processed.

(d)           “Products” shall mean liquid hydrocarbons including, but not limited to, methane, ethane, propane, iso-butane, normal butane, iso-pentane, normal pentane, hexane and heavier hydrocarbons, and/or any mixture thereof which has been extracted through Plant processing excluding Drip Liquids.

(e)           “Process” shall mean the removal of liquid hydrocarbons and/or impurities from Seller’s Gas.

(f)            “MCF” shall mean one thousand (1,000) cubic feet of Gas at a pressure of 14.65 psia and a temperature of 60°F.

(g)           “MMBTU” shall mean one million British Thermal Units.

(h)           “GPM” shall mean gallons per MCF.

(i)            “Fuel” shall mean the monthly volume of Gas, in MCF or MMBTU, utilized for Plant and/or gathering system operations.

(j)            “Month” shall mean a period beginning at seven o’clock a.m. Mountain Standard Time on the first day of the calendar month and ending at seven o’clock a.m. on the first day of the next succeeding calendar month, except that the period from the date of first deliveries to the first day of the following calendar month shall be deemed to be a month, and the period between the termination date and the first day of the calendar month in which termination occurs shall be deemed to be a month.

(k)           “Gathering System” shall mean the lines and equipment necessary to gather Gas from the delivery point(s) and deliver to Buyer’s Plant.

(l)            “Drip Liquids” means any liquid hydrocarbons accumulating in drips, separators and/or pipelines after Producer’s Gas is delivered into the Gathering System at the Delivery Point(s) but upstream of the second (2nd) stage of compression, including, without limitation, dirty oil, line drip, scrubber oil, compression and separator liquids, distillates and condensates.

(m)          “Interest” means any oil and gas leasehold, or mineral fee interest owned or controlled by Producer within the Committed Area, including any rights Producer may have to process Gas owned by third parties, but only to the extent and for the period authorized in the instrument creating such rights.

ARTICLE II - SETTLEMENTS

Buyer shall pay to Seller for the Gas delivered hereunder the sum of the values computed in accordance with Sections 2.1 and 2.2 of this Article.

2.1           Products Settlements

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(1) CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY RESACA EXPLOITATION, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

2.2           Residue Gas Settlements

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2.3           Renegotiation of Settlement Terms. Either party shall have the right to require a renegotiation of the settlement terms set forth in this Article 2, to be effective ten (10) years after July 1,1998, and on any subsequent ten (10) year anniversary of such date. Such renegotiation shall be requested in writing by the party desiring renegotiation at least 180 days before the end of the most recent ten year period, to be effective on the first day of the month of the ensuing ten year period. In any such renegotiation, the parties will seek to arrive at settlement terms which are similar, as of the date of the renegotiation, to the terms that each party could expect to obtain in a freely negotiated purchase agreement providing for a commitment of a similar volume and quantity for a term of at least ten years. If the parties are unable to reach agreement on such terms, the matter will be resolved in accordance with the dispute resolution procedures set forth in Exhibit “B” attached hereto

ARTICLE III - ALLOCATION

3.1           Available Gas and Gallons

(a)           For each monthly period, Seller’s “available Gas” at each delivery point shall be determined on a component basis by multiplying the monthly delivered volume in MCF at such delivery point by the mole fraction of each component contained therein, as determined from the Gas sample analysis set forth in Article 8, SETTLEMENT TESTS, then deducting the component volume in MCF of unprocessed Gas used for fuel which is attributable to Seller’s available Gas, as determined in Article 3.4.

(b)           For each monthly period, Seller’s “available gallons” of Product for each delivery point shall be determined on a component basis by dividing the available Gas for each component at each delivery point, as determined in Article 3.1(a) by the applicable Cubic Foot per Gallon physical constant as published in GPA publication 2145-94 or the most current revision. The physical constant for Normal Hexane shall be used for the Hexanes Plus Component.

3.2           Allocation of Products

(a)           For each monthly period, the “actual net Plant production” of each Product in gallons shall be the total deliveries of that Product delivered from Buyer’s Plant.

(b)           Seller’s allotment of the actual net Plant production of each Product shall be determined by multiplying Seller’s available gallons of such Product from all delivery points by a fraction, the numerator of which is the actual net Plant production of that Product and the denominator of which is the available gallons of such Product from all delivery points.

3.3           Allocation of Residue Gas

(a)           For each monthly period, Seller’s allotment of the total Residue Gas sold from Buyer’s Plant, hereinafter referred to as Seller’s “allocated Residue”, shall be determined by multiplying each component of Seller’s available Gas as determined in Article 3.1(a) by a fraction, the numerator of which is the sum of each applicable component

(2) CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY RESACA EXPLOITATION, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

volume in MCF for Residue Gas sold, for Residue Gas used for fuel, and for Residue Gas returned to lease(s) from Buyer’s Plant and the denominator of which is each applicable component volume in MCF of the available Gas from all delivery points.

(b)           Seller’s “allocated Residue Gas available for sale” shall be the sum of the following; each component of Seller’s allocated Residue as determined in Article 3.3(a) multiplied by the applicable Btu per Cubic Foot physical constant as published in GPA publication 2145-94 or the most current update, less Seller’s allocated fuel in MMBtu’s as determined in Article 3.4.

3.4           Allocation of Fuel

Buyer at its sole discretion shall have the right to utilize either processed or unprocessed Gas as fuel.

(a)           The volume of processed Gas used as fuel, converted to MMBtu’s using the same conversion factors as in Paragraph 3.3(b), allocated to Seller’s available Gas shall be determined by multiplying the fuel volume in MMBtu by a fraction, the numerator of which is Seller’s available Gas utilizing the facilities utilizing processed Gas as fuel, the denominator of which is the available Gas from all delivery points utilizing the facilities utilizing processed Gas as fuel.

(b)           The volume of unprocessed Gas used as fuel shall be determined by multiplying the component volume in MCF of the unprocessed Gas utilized as fuel by such facilities, by a fraction, the numerator of which is Seller’s available Gas or monthly delivered volume in MCF whichever is applicable, the denominator of which is the available Gas or monthly delivered volume in MCF from all delivery points utilizing the facilities utilizing unprocessed Gas as fuel.

(c)           If Buyer utilizes Residue Gas or Gas furnished by a third party for fuel, such Gas value or volume shall be allocated as in Article 3.4(a) herein.

3.5           Allocation of Electrical Power

In the event Buyer elects to utilize electrical power in the operation of compressors at the processing Plant or located in the field, such electrical power costs will be allocated to Seller’s Gas by multiplying the total electrical power cost times a factor, the numerator of which is the volume of Gas delivered hereunder utilizing such compressors and the denominator of which is the total volume of Gas utilizing such compressors. Seller’s allocated electrical cost will then be subtracted from the net proceeds from the sale of Residue Gas attributable to the Gas delivered by Seller before dividing the Residue income between Buyer and Seller as provided in Article 2.2.

3.6           Allocation Change

Buyer, at its sole discretion may at any time and from time to time change the existing allocation procedure set forth herein, to accommodate changes in industry practices or standards.

ARTICLE IV - TERM

4.1           Effective Date

This Contract will become effective on the date first set forth above and will remain in full force and effect for the life of the Interests (or any extension or renewal thereto) described in Exhibit “A” hereto.

4.2           Termination

Upon termination of this Contract, this Contract will cease to have any force or effect, except as to unsatisfied obligations or liabilities of either party attributable to the period prior to 12:00 midnight on the date of termination, or arising thereafter as a result of such termination.

4.3           Interest Expiration

In the event an Interest covering the land described in Exhibit “A” should terminate before the expiration of this Contract, then this Contract shall be canceled contemporaneously with such termination, but only as to the lands and wells which were subject to said interest.

ARTICLE V - DELIVERY POINT

5.1           Location

The delivery point(s) shall be at the inlet flange of Buyer’s measurement facilities which shall be located downstream of Seller’s mechanical separator.

ARTICLE VI - DELIVERY PRESSURE

6.1           Seller

Seller shall deliver its Gas to Buyer at a pressure sufficient to enable the Gas to enter Buyer’s Gathering System against the pressure maintained therein from time to time.

6.2           Buyer

(a)           Buyer will endeavor to maintain a working pressure at the point(s) of delivery no greater than twenty-five (25) psig. However, Buyer is not obligated to maintain such working pressure and shall have no liability to Seller for failing to do so.

(b)           Should the average daily pressure at a point of delivery covered by this Contract exceed said working pressure described in Article 6.2(a) for more than thirty (30) consecutive days in any one hundred twenty (120) day period, upon Buyer’s receipt of written notification from Seller, Buyer shall have one hundred eighty (180) days in which to meet said pressure requirements. In the event Buyer fails to reduce the line pressure within said one hundred eighty (180) day period, then Buyer shall release upon Seller’s request by thirty (30) days’ written notice to Buyer, Gas from the delivery point not meeting the pressure requirements hereunder. Seller shall grant Buyer an extension of one hundred eighty (180) days, if Buyer has initiated construction to remedy said failure.

ARTICLE VII - QUALITY OF GAS

7.1           Processing Prior to Delivery

The Gas covered by this Contract is sold to Buyer for the purpose of extracting therefrom Products. Seller agrees that prior to delivery to Buyer the Gas shall not be processed other than in a conventional separator or separators operating with no internal piping for heat interchange, and which operate without any prior chilling or refrigeration of the full well stream other than the cooling which takes place upon expansion of the full well stream as it is produced across a choke and into said separator or separators. Except for liquids removed by the aforesaid separation facilities and except for the removal of impurities under this Article, Seller agrees that no components of the Gas shall be removed prior to delivery to Buyer.

7.2           Specifications

The Gas delivered at each delivery point hereunder shall be merchantable Gas, at all times complying with the following quality requirements:

(a)           Shall be free of water in the liquid phase, impurities and other objectionable substances. At a minimum, conventional mechanical separators shall be installed by Seller upstream from the delivery point(s).

(b)           Shall not contain more than one (1) grain of mercaptan per one hundred (100) cubic feet of Gas.

(c)           Shall not contain in excess of three mote percent (3.0%) of carbon dioxide.

(d)           Shall not contain in excess of three mole percent (3.0%) of nitrogen.

(e)           Shall not contain in excess of ten parts per million (10 ppm) by volume of oxygen.

(f)            Shall not contain more than six mole percent (6.0%) of combined carbon dioxide, nitrogen and oxygen.

(g)           Shall not exceed one hundred and twenty degrees Fahrenheit (120º F) in temperature at the point of delivery.

(h)           Shall have a total heating value of not less than one thousand fifty (1,050) BTUs per cubic foot.  In the event that the total heating value of any Gas tendered for delivery hereunder falls below one thousand fifty (1,050) BTUs per cubic foot, Buyer shall have the right to refuse to accept such Gas as long as said heating value remains below one thousand fifty (1,050) BTUs per cubic foot.

(i)            Shall not contain more than one mole percent (1.0%) of hydrogen sulfide.

7.3           Testing

The determination as to conformity of the Gas with the above specifications shall be made by Buyer in accordance with generally accepted procedures of the Gas industry, including chromatograph analysis. Such determinations shall be made as often as Buyer deems necessary and Seller may witness such determinations or make joint determinations with its own appliances.  If in Seller’s judgment the result of any such test or determination is inaccurate, Buyer, at Seller’s request, will again conduct the questioned test or determination, and the costs of such additional test or determination shall be borne by Seller unless same shows the original test or determination to be materially inaccurate.

7.4           Failure to Meet Specifications

(a)           Should any of the Gas delivered by Seller hereunder at a given delivery point fail to meet the quality specifications herein, Buyer may at its option accept, or immediately discontinue or curtail receipt of Seller’s delivery of Gas at such delivery point.

(b)           Should Seller’s operations or any of the Gas delivered by Seller hereunder create a condition which in the exclusive judgment of Buyer tend to endanger the Plant or property of Buyer or the lives or property of Buyer’s employees or any third party, Buyer may discontinue receipt of Seller’s Gas.

(c)           Buyer shall notify Seller of such failure and Seller shall make diligent effort to deliver such Gas conforming to the specifications. If Seller concludes in its sole opinion that it cannot economically deliver Gas conforming to the specifications, Seller shall so advise Buyer in writing within thirty (30) days of receipt of Buyer’s notice. Within thirty (30) days of receipt of Seller’s notice, Buyer shall give notice to Seller in writing of its election to accept or reject delivery of the Gas from such delivery point. If Buyer rejects delivery of such Gas, then this Contract shall terminate with respect to the producing formation of the well delivering the Gas to the delivery point and the acreage attributable thereto upon receipt of said notice by Seller.

7.5           Fee

If Buyer accepts delivery of such non-conforming Gas from such delivery point, Buyer may charge a treating fee, to be mutually agreed upon by Buyer and Seller, to cover the reasonable costs incurred by Buyer to monitor the Gas quality or to bring the Gas within the quality specifications.

ARTICLE VIII - SETTLEMENT TESTS

8.1           Determination of Gas Composition

(a)           Buyer shall obtain a representative sample of Seller’s Gas at each delivery point and determine the composition in mole percent, theoretical Product content in GPM, gross heating value in BTU per cubic foot on a water saturated basis, and specific gravity, all by means of chromatography or other accepted method in the industry. The first such determination shall be made within a reasonable time after delivery of Gas begins and shall apply until the first day of the month following the next determination.

(b)           The test for hydrogen sulfide shall be GPA standard 2377-94 entitled “Test for Hydrogen Sulfide and Carbon Dioxide in Natural Gas Using Length of Stain Tubes” or any revision thereof. This method may be replaced, at Buyer’s sole discretion, by any acceptable method commonly used in the industry.

(c)           The tests provided for in Article 8.1(a) shall be computed to a standard pressure base of 14.65 pounds per square inch absolute and at a standard base temperature of sixty degrees Fahrenheit (60ºF).

8.2           Testing Period

(a)           The chromatograph analysis and other tests shall be made by Buyer semiannually, except when, in the opinion of either party, a change in the method of operation of the lease(s) or well(s) connected to Seller’s Gathering System will affect materially the Gas composition, specific gravity and/or hydrogen sulfide content of the Gas, in which event the tests shall be made at the demand of either party upon five (5) days’ notice to the other party.

(b)           Buyer shall notify Seller in writing ten (10) days prior to the semiannual tests in order that it may have a representative present to witness said tests and/or make joint tests with its own appliances.

ARTICLE IX - MEASUREMENT

9.1           Type

The Gas delivered hereunder shall be measured by a suitable orifice meter, or meters, of standard make to be furnished, installed, and kept in repair by Buyer at the point(s) of delivery of such Gas.

9.2           Standards

(a)           All Gas volumes measured hereunder shall be computed to a standard pressure base of fourteen and sixty-five one-hundredths (14.65) pounds per square inch absolute at a standard base temperature of sixty degrees Fahrenheit (60ºF). For purposes of measurement computations the average atmospheric pressure shall be assumed to be thirteen and two-tenths (13.2) pounds per square inch and the average flowing temperature shall be assumed to be sixty degrees Fahrenheit (60ºF). All orifice coefficient computations shall be made in accordance with published procedures adopted as American National Standard, “Orifice Metering of Natural Gas, “published as ANSI/API 2530 as amended or revised from time to time, except that the Reynolds Number, Expansion, and Manometer Factors shall each be considered as unity, and only those Gas volumes measured at pressures of 100 pounds per square inch gauge or greater shall be corrected for deviation from Boyle’s Law.

(b)           Notwithstanding the foregoing, at Buyer’s option the flowing temperature of the Gas may be determined by means of a recording thermometer installed by and at the expense of Buyer. In the event Buyer elects to exercise such option, the average recorded temperature of the Gas delivered during each month shall be deemed to be the temperature of such Gas so delivered during such month or if Buyer elects to use the capabilities of an electronic flow recorder then the flowing temperature shall be deemed to be the temperature of such Gas so delivered during such month.

9.3           Frequency of Calibration

Buyer shall test the meter installed at each delivery point semiannually

9.4           Accuracy

(a)           Said meter, or meters, shall be open to inspection during Buyer’s normal working hours by Seller in the presence of Buyer. In case any question arises as to the accuracy of the meter measurement, said meter, or meters, shall be tested upon the demand of either party. The expense of such tests shall be borne by the party demanding same if the meter is found to be correct and by Buyer if found incorrect. A registration within 2% of correct shall be considered correct.

(b)           Seller at its own expense may install, maintain and operate check measuring equipment provided that such equipment shall not interfere with the operation of Buyer’s equipment.

(c)           If at any time Buyer’s measuring or testing equipment is found to be out of service, or registering inaccurately in any percentage, it shall be adjusted at once to read accurately, within the limits prescribed by the manufacturer. If such equipment is out of service, or inaccurate by an amount exceeding two percent (2%) at a reading corresponding to the average rate of flow for the period since the last preceding test, the previous readings of such equipment shall be disregarded for any period definitely known or agreed upon, or if not so known or agreed upon, for a period of sixteen (16) days or one-half (1/2) of the elapsed time since the last test, whichever is shorter. The volume of Gas delivered during such period shall be estimated by:

(i)            Using the data recorded by any check-measuring equipment if installed and accurately registering, or if not installed or registering accurately;

(ii)           By correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculation, or if neither such method is feasible;

(iii)          By estimating the quantity, or quality, delivered, based upon deliveries under similar conditions during a period when the equipment was registering accurately.

If requested, Buyer shall send charts or flow computer unit data printouts to Seller for review. Seller shall return all said charts and printouts to Buyer within thirty (30) days following receipt by Seller.

ARTICLE X - ROYALTY

10.1         Payment

(a)           Seller agrees to account and pay to the persons entitled thereto all royalties, overriding royalties, bonus payments and production payments due with respect to the Gas delivered hereunder.

(b)           Seller further agrees to defend, indemnify and hold Buyer harmless from all claims, demands and cause of action of any kind, together with all losses, damages, liabilities, costs and expenses (including court costs and reasonable attorney’s fees), arising out of or in any way relating to the payments provided for in Article 10.1(a) or Seller’s failure to make said payments.

ARTICLE XI - WARRANTY OF TITLE

11.1         Conveyance

(a)           Seller warrants title to the Gas and that Seller has the right to sign this Contract on behalf of 51.51136% of the working interest owners in the well(s) under the lease(s) covered by this Contract as shown on Exhibit “A” as it may be amended from time to time.

(b)           Title to the Gas conveyed hereunder shall pass from Seller to Buyer at the point(s) of delivery. Seller hereby warrants title to all Gas delivered to Buyer hereunder and that Seller has the right to sell such Gas. Further, Seller warrants that all such Gas is owned by Seller free and clear of all liens, encumbrances and adverse claims, and that it has the right to sell and transfer the same to Buyer free of all liens, encumbrances and claims of every kind, and Seller hereby agrees to indemnify and save Buyer harmless against all claims, demands and causes of action of any kind, together with all loss, damages, costs and expenses (including court costs and reasonable attorney fees) arising out of or in any way resulting from adverse claims to such Gas or the Products, Residue Gas or sulfur (if any) produced therefrom.

(c)           Seller hereby conveys to Buyer free of cost to Buyer, title to the Gas consumed as fuel in the operation of the Plant and Gathering System, and all Gas which is flared, leaked or otherwise lost in the operation of the Plant and Gathering System, and any Drip Liquids; such conveyance to be effective at the time such Gas or Drip Liquids are so used, lost, or collected.

11.2         Evidence of Rights

Seller also agrees that upon demand by Buyer it will submit any Contracts or Agreements covering the leases and/or wells connected to Buyer’s Gathering System or such other documents as may be necessary to satisfy Buyer that Seller has good and clear title to the Gas being conveyed hereunder. If Seller’s title is questioned, or involved in litigation, Buyer shall have the right to withhold payment without interest during the pendency of such claim or litigation until said title is freed from such question, but Buyer may so withhold payment under such circumstances only until Seller furnishes Buyer with a bond or surety acceptable to Buyer that will indemnify Buyer and hold Buyer harmless from any losses that may arise from Buyer having made and continuing to make payment to Seller.

ARTICLE XII - INDEMNITY

12.1

Buyer shall indemnify and save Seller harmless against any claims for damages and losses arising from injuries to persons or property attributable to the Gas delivered hereunder after delivery thereof has been made to Buyer; conversely, Seller shall indemnify and hold Buyer harmless against any claims for damages and losses arising from injuries to persons or property attributable to the Gas prior to delivery to Buyer and after the Gas remaining after processing is delivered to the purchaser of the Gas. In addition, each of the parties (Buyer and Seller) hereto shall indemnify and hold the other harmless from any losses and damages arising out of the operations conducted hereunder by such indemnifying party to the extent resulting from the negligent acts of such indemnifying party, its agents or its employees.

ARTICLE XIII - FLUSH GAS/RATABLE TAKES

13.1                           Residue Gas

During flush Gas production or during periods of curtailment by the residue gas purchaser(s), Buyer shall only be obligated to take Seller’s Gas that is produced from oil wells and ratably as to quantity with all other Gas produced from oil wells connected to its Gathering System and/or Plant. Buyer shall require Seller to shut-in Gas produced from Gas wells during this period.

13.2                           Products

During flush Gas production or during periods of curtailment by the liquid Products Purchaser(s), Buyer shall only be obligated to take Seller’s Gas that is produced from oil wells ratably as to quantity with all other Gas produced from oil wells connected to its Gathering System and/or Plant. Buyer shall require Seller to shut-in Gas produced from Gas wells during this period.

13.3                           Flush Gas

A flush Gas condition is hereby defined to exist whenever Buyer’s Gathering System or Plant is of insufficient capacity to gather and/or process all of the Gas connected thereto. Unless Buyer within six (6) months from the commencement of such condition arranges to take or pay for any part or all of the excess Gas, Seller shall have the right to dispose of the excess Gas not taken or paid for by Buyer until such condition no longer exists.

ARTICLE XIV - FORCE MAJEURE

14.1                           Suspension

In the event of either party hereto being rendered unable, wholly or in part, by force majeure to carry out its obligations under this Contract, other than to make payments due hereunder, the obligations of the party suffering force majeure shall be suspended to the extent affected by and for the period of such force majeure condition. Such party suffering force majeure shall give notice and full particulars of such force majeure in writing or by facsimile to the other party as soon as possible after the occurrence of the cause. Such cause shall as far as possible be remedied with all reasonable dispatch.

14.2                           Definition

The term “force majeure” as employed herein shall mean acts of God, strikes, lockouts or other industrial disputes or disturbances, acts of the public enemy, wars, blockades, Insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrests and restraints of governments and people, civil disturbances, explosions, breakage or accidents to machinery or lines of pipe, the making of repairs or alterations to lines of pipe or plants, inability to secure labor or materials, freezing of wells or lines of pipe, partial or entire failure of wells or Gas supply, necessity for compliance with any court order, or any law, statute, ordinance, regulation or order promulgated by a governmental authority having jurisdiction, inclement weather that necessitates extraordinary measures and expense to construct facilities and/or maintain operations and any other causes, whether of the kind enumerated herein or otherwise, not within the control of the party claiming suspension and which by the exercise of due diligence such party is unable to prevent or overcome. Such term shall likewise include

(i)                                    in those instances where either party hereto is required to obtain servitudes, rights-of-way, grants, permits or licenses to enable such party to fulfill its obligations hereunder, the inability of such party to acquire, or delays on the part of such party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, right-of-way grants, permits or licenses, and

(ii)                                 in those instances where either party hereto is required to furnish materials and supplies for the purpose of constructing or maintaining facilities or is required to secure permits or permissions from any governmental agency to enable such party to fulfill its obligations hereunder, the inability of such party to acquire, or delays on the part of such party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such materials, supplies, permits and permissions.

14.3                           Labor Disputes

It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that the above requirements that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the party having difficulty.

14.4                           Maintenance

Either party may briefly interrupt its performance hereunder for the purpose of making necessary or desirable inspections, alterations and repairs; and the party requiring such relief shall give to the other party reasonable notice of its intention to suspend its performance hereunder, except in cases of emergency where such notice is impracticable or in cases where the operations of the other party will not be affected. The party requiring such relief shall endeavor to arrange such interruptions so as to inconvenience the other party as little as possible. Service interruptions on the part of either party which are sanctioned by this provision are expressly included within the definition of “force majeure” for the purposes of this contract.

14.5                           Contract Extension

In the event that during the term of this Contract, Seller claims a suspension of its obligation to deliver Gas to Buyer for a total of thirty (30) or more days (whether consecutive or non consecutive) for the reason of one or more events of force majeure, then the term of this Contract shall be extended for the number of days during which such force majeure condition is claimed.

ARTICLE XV - UNPROFITABLE GAS

15.1                           Delivery Point

If, in Buyer’s sole judgment, the Gas available at any delivery point provided for hereunder is or becomes insufficient in volume or Product content, or for any other cause is or becomes unprofitable for processing, Buyer shall not be required to take such Gas so long as such condition exists.

(a)                                  If Buyer fails to accept or take Gas from Seller’s well(s) due to delivery point unprofitability for a period of thirty (30) consecutive days, then Seller shall have the right to have said well(s) released from this contract at any time thereafter upon at least fifteen (15) days written notice, in which event said well(s) shall be released from this contract at the end of said fifteen (15) day period unless on or before the last day thereof Buyer resumes taking or accepting Gas from Seller’s well(s).

15.2                           Plant Unprofitability

If at any time the volume and/or Product content of all Gas available for processing in Buyer’s Plant or any other cause beyond Buyer’s control, shall render the operation of Buyer’s Plant or Gathering System unprofitable in Buyer’s sole judgment, Buyer shall not be required to take such Gas so long as such condition exists or Buyer may by thirty (30) days written notice to Seller cancel this Contract.

ARTICLE XVI - RIGHT OF WAY

16.1                           Easement

To the full extern that Seller is able to convey such rights, Seller hereby assigns and grants to Buyer an easement across the premises covered hereby to lay and maintain lines and to install, maintain and operate any equipment necessary to its operations hereunder and Buyer shall have the right of free entry for any purpose connected therewith. All lines and equipment placed by Buyer on said lands shall remain the property of Buyer and may be removed by Buyer before or within a reasonable time after the expiration of this Contract.

ARTICLE XVII - PRIORITY RIGHTS OF SELLER

17.1                           Lease Operations

Seller may use the Gas required to be delivered hereunder for the purpose of developing and operating its lease or well(s), excluding the use of Gas for gas lifting or for pressure maintenance and/or cycling operations. Seller may, at any time, without liability to Buyer clean out, deepen, or abandon any well or wells on the above-described lands or may use any efficient, modern, or improved method for the production of oil. Before any well or wells are taken out of service for any reason whatsoever, Seller agrees to first shut off the same from communication with Buyer’s Gathering System.

ARTICLE XVIII - SCOPE

18.1

In the event this Contract covers more than one lease or well, this Contract shall be construed as a separate contract as to each lease or well.

ARTICLE XIX - TAXES

19.1                           Responsibility

Seller shall bear all taxes imposed upon Seller with respect to the Gas delivered hereunder prior to delivery to Buyer and any processing taxes imposed upon the processing of Seller’s Gas and Buyer shall bear all taxes imposed upon Buyer with respect to such Gas after delivery thereof to Buyer (except processing taxes).  If required by law or requested by Seller, Buyer shall remit Seller’s taxes to the proper authority and deduct the amount so paid from Buyer’s payment to Seller.

ARTICLE XX - LAWS AND REGULATIONS

20.1

This Contract and all provisions herein shall be subject to and performed in accordance with all present and future, applicable and valid orders, laws, rules and regulations of any duly constituted federal, state or local governmental authority now or hereafter having jurisdiction over the parties, their facilities, the Gas delivered hereunder or this Contract. This Contract shall be governed by and interpreted in accordance with the laws of the State of Texas, notwithstanding any conflict of laws or rules which may require or permit the application of the laws of another jurisdiction.

ARTICLE XXI - PAYMENT

21.1                           Time and Examination

Payment shall be mailed by Buyer not later than the last day of each month for all Gas purchased hereunder during the preceding month, and a statement showing full details of the account shall be transmitted to Seller. Examination by Seller of the accounting records kept by Buyer respecting said Gas account shall be permitted by Buyer at any and all reasonable business hours and to the extent necessary to verify the accuracy of any statement, charge, computation, or demand made under or pursuant to this Contract.

21.2                               Claim Period

All statements and/or invoices rendered to Seller under the terms of this Contract during any calendar year shall be conclusively presumed to be true and correct after twenty-four (24) months following the end of any such calendar year unless Seller within such twenty-four month period makes a written claim on Buyer for adjustment. Failure to make a claim for adjustment within such period shall presumptively establish the correctness of such statements and/or invoices and shall preclude the making of claims for adjustment thereon in any manner whatsoever, whether by filing an action in a court of law or otherwise. The making of a written claim for adjustment against Buyer by any method other than the initiation of the Alternative Dispute Resolution Procedures set forth in Exhibit “B” shall not operate to suspend the running of the applicable statute of limitations for such claim. This paragraph shall only operate to bar claims for adjustment made by Seller (or any agent of Seller) against Buyer; it shall not operate to bar claims for adjustment made by Buyer (or any agent of Buyer) against Seller.

21.3                           Receiver of Statements

If the lease or well(s) described herein are owned by two or more parties, the Gas purchase statement will be sent to the Operator thereof and payment of any sums due Seller hereunder shall be made to the party designated as Operator of such lease or well(s) who shall make proper distribution to Seller, or at the written request of any working interest owner and subject to Article 11.2, Buyer may make payment of any sums due such working interest owner directly to such owner.

ARTICLE XXII - ASSIGNMENT

22.1                           Conveyance

The provisions of this Contract shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns. If Seller assigns or conveys all or any part of the leases or other properties covered hereby, Seller shall provide in any instrument of assignment or conveyance that the leases or other properties are assigned or conveyed subject to the terms and conditions of this Contract and that the party or parties to whom such assignment or conveyance is made shall be bound by the terms of this Contract.

22.2                           Notification

Seller shall make a concerted effort to notify Buyer of any assignment of all or any portion of the leases or properties covered hereby. No transfer of or succession to the interest of Seller hereunder, wholly or partially, shall affect or bind Buyer until Buyer shall have been furnished with written notice and the original instrument or a certified copy or an acceptable photocopy of the instrument or instruments effecting such changes of ownership.

ARTICLE XXIII - PRODUCTION IN CONFORMANCE WITH FLOW SCHEDULE

23.1                           Schedule

In order to maintain maximum Plant efficiency on a 24-hour operating schedule, Buyer desires to maintain a reasonably uniform rate of flow of Gas to its Plant over each 24-hour period. Seller agrees to either (1) regulate its producing schedule so that the Gas shall be supplied from Seller’s lease to Buyer’s Gathering System at a reasonably uniform rate of flow; or (2) accept and follow a producing schedule to be established by Buyer for all wells connected to Buyer’s Plant or Gathering System, provided that Buyer shall consider the wishes of Seller in establishing the producing schedule for Seller’s well or wells.  Nothing else in this Contract to the contrary, Seller agrees that in the event it fails to comply with this paragraph, Buyer shall have the right, at its option, to refuse to accept delivery of Seller’s Gas during any period of such non-compliance.

ARTICLE XXIV - COUNTERPART SIGNATURES

24.1

This Contract may be executed in any number of counterparts, each of which, when executed by Buyer and Seller, shall be deemed to be an original, binding agreement between Buyer and Seller, as of the effective date hereof.

ARTICLE XXV - CANCELLATION OF PRIOR CONTRACTS

25.1

Upon commencement of deliveries of Gas hereunder, this Contract shall supersede any prior Gas contracts and any amendments thereto effective between the parties hereto insofar as such contracts cover the leases or properties described in Exhibit “A” herein.

ARTICLE XXVI - NOTICES

26.1

All notices, statements and other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been effectively given when mailed by United States mail addressed to.

SELLER	BUYER

SDG Resources, L. P. Attention: Douglas H. Kiesewetter 1604 ACR 2110 Elkhart, TX 75839 Telefax: 903-764-5553	Versado Gas Processors, L.L.C. Attention: DMS Contract Administration 1000 Louisiana St, Ste 5800 Houston, TX 77002-5050 Telefax: 713-507-6982

as the case may be, or to such other address as either party shall respectively hereafter designate in writing. Notices of change of address of any of the parties shall be given in writing to the other in the manner aforesaid and shall be observed in the giving of all future notices, statements, or other communications required or permitted to be given hereunder.

ARTICLE XXVII - MISCELLANEOUS

27.1

The title headings are for identification and reference only, and shall not be used in interpreting any part of this Contract.

27.2

This Contract shall be considered for all purposes as prepared through the joint efforts of the parties, and shall not be construed against one party or the other as a result of the preparation, submittal or other event of negotiation, drafting or execution thereof.

27.3                           Alternative Dispute Resolution Schedule.

Any claim controversy or dispute arising out of, relating to, or in connection with this Agreement, including the interpretation, validity, termination or breach thereof, shall be resolved solely in accordance with the Alternative Dispute Resolution Schedule set forth in Exhibit “B” attached hereto. Producer and Processor’s agreement to resolve any claim, controversy or dispute in accordance with the provisions of Exhibit “B” shall survive the expiration or termination of this Agreement.

27.4                           Covenant Not To Sue.

The parties hereto covenant that they shall not resort to court remedies except as provided for in Exhibit “B,” or for preliminary relief in aid of arbitration. A Party that fails to comply with the terms and conditions set forth in Exhibit “B” or Section 24.1 or violates the covenants in this Section 24.2 shall pay all the legal costs incurred by the other party in connection with the enforcement thereof.   The parties expressly agree that suits, actions or proceedings in connection with the foregoing must be instituted exclusively in a state of federal court having jurisdiction.

THIS CONTRACT shall be considered valid and binding only after it has been executed by an officer or duly appointed agent of each of the parties hereto.

IN WITNESS WHEREOF the parties have hereunto subscribed their names.

BUYER:

VERSADO GAS PROCESSOR, L.L.C.

By: Dynegy Midstream Services, Limited Partnership, its Member/Operator
By: Dynegy Midstream G.P., Inc., its General Partner

By	/s/ [ILLEGIBLE]
Vice-President

SELLER:

SDG RESOURCES, L. P.

ATTEST:

/s/ [ILLEGIBLE]	By:	/s/ Douglas H. Kiesewetter

/s/ [ILLEGIBLE]	Title:	President, SDG Resources I, LLC

EXHIBIT “A”

This Exhibit “A” is attached hereto and made a part of the Gas Purchase Contract dated effective as of January 1, 2002, by and between VERSADO GAS PROCESSORS, L.L.C., referred to as “Buyer” and SDG RESOURCES, L. P., referred to as “Seller”:

County	Lea
State	NM
Legal Description:

S/2 Section 13, SE/4 SE/4 Section 14, S/2 SE/4 Section 23, All of Section 24, N/2 Section 25, and E/2 NE/4 Section 26, T24S, R36E and All of Section 18, W/2 Section 19, and NW/4 Section 30, T24S, R37E*

Existing Wells:	Cooper Jal Unit Area
Supplier’s Gross Working Interest	51.51136%

*                 INSOFAR AND ONLY INSOFAR as to the Tansill, Yates, Seven Rivers and Queen Formations; said interval being the Unitized Formation of the Cooper Jal Unit and being the stratigraphic equivalent of the continuous interval occurring in the Amerada Petroleum Corporation’s A. G. Falby No. 1 well (located 1,650’ FSL and 990” FWL of Section 19, T24S, R37E. Lea County, New Mexico) at an indicated depth of 2,890’ to 3,745’, as recorded on the Schlumberger Electrical Log taken on December 4, 1948.

(End of Exhibit)

EXHIBIT “B”

This Exhibit “B” is attached hereto and made a part of the Gas Purchase Contract dated effective as of January 1, 2002, by and between VERSADO GAS PROCESSORS, L.L.C., referred to as “Buyer” and SDG RESOURCES, L.P., referred to as “Seller”:

ALTERNATIVE DISPUTE RESOLUTION PROCEDURES

1.             Initiation of Procedures.   Either party desiring to initiate the dispute resolution procedures set forth herein with respect to a Dispute not resolved in the ordinary course of business (the “initiating Party”) must give written notice of the Dispute (the “Dispute Notice”) to the other party (the “Non-initiating Party”). The Dispute Notice shall include (i) a statement of that party’s position and a summary of arguments supporting that position, and (ii) the name and title of the executive who will represent that party, and of any other person who will accompany the executive, in the negotiations under Article 2 below.

2.             Negotiation Between Executives.   If one party has given a Dispute Notice under Article l above, the Parties shall attempt in good faith to resolve the Dispute within forty-five (45) days following receipt of the Dispute Notice by the Non-Initiating Party by negotiation between executives who have authority to settle the Dispute and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement or the matter In Dispute.  Within fifteen (15) days after receipt of the Dispute Notice, the Non-Initiating Party shall submit to the other a written response. The response will include (i) a statement of that party’s position and a summary of arguments supporting that position, and (ii) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within forty-five (45) days following receipt of the Dispute Notice by the Non-Initiating Party, the executives of both Parties will meet at a mutually acceptable time and place, and thereafter, as often as they reasonably deem necessary, to attempt to resolve the Dispute.

3.             Mediation.   If the Dispute has not been resolved by negotiation under the Article 2 above within forty-five (45) days following receipt of the Dispute Notice by the Non-Initiating Party or If the Non-Initiating Party fails to respond within the required fifteen (15) day period, either party may initiate the mediation procedure of this Article 3 by giving written notice to the other party (“Mediation Notice”). The Parties will endeavor to settle the Dispute by mediation within sixty (60) days of the Mediation Notice under the then current Center for Public Resources (“CPR”) Model Mediation Procedure for Business Disputes. If the Parties have not agreed upon a mediator within seven (7) days after the Mediation Notice, either party may request CPR assistance in the selection of a mediator under its guidelines. Unless otherwise agreed to by the Parties, no discovery shall be allowed during the sixty (60) day mediation period. The cost of the mediator will be shared equally between the Parties, unless otherwise agreed to in writing by the Parties.

4.             Arbitration.   If the Dispute has not been resolved by mediation under the Article 3 above within the required sixty (60) day period or if either party fails and/or refuses to participate in such mediation procedures, either party may request that the matter be resolved through arbitration by submitting a written notice (the “Arbitration Notice”) to the other. Any arbitration that is conducted hereunder shall be governed by the Federal Arbitration Act, 9 U.S.C § 1 et seq., as amended, and will not be governed by the arbitration acts, statutes, or rules of any other jurisdiction.

5.             Arbitration Procedure.  The Arbitration Notice shall name the noticing party’s arbitrator and shall contain a statement of the issue(s) presented for arbitration. Within fifteen (15) Days of receipt of an Arbitration Notice, the other party shall name its arbitrator by written notice to the other and may designate any additional issue(s) for arbitration. The two named arbitrators shall select the third arbitrator within fifteen (15) Days after the date on which the second arbitrator was named. Should the two arbitrators fail to agree on the selection of the third arbitrator, either party shall be entitled to request the Senior Judge of the United States District Court for the Southern District of Texas to select the third arbitrator.  Should either party fail and/or refuse to name its arbitrator within the required fifteen (15) day period, the other party shall be entitled to request the Senior Judge of the United States District Court for the Southern District of Texas to select the arbitrator for such party. All arbitrators shall be qualified by education or experience within the natural gas liquids portion of the energy industry to decide the issues presented for arbitration. No arbitrator shall be: a current or former director, officer, or employee of either party or its Affiliates; an attorney (or member of a law firm) who has rendered legal services to either party or its Affiliates within the preceding three Years; or an owner of significant shares (more than 2%) of the common stock of either party, or its Affiliates.

6.             Arbitration Hearing. The three arbitrators shall commence the arbitration proceedings within twenty-five (25) Days following the appointment of the third arbitrator. The arbitration proceedings shall be held at a mutually acceptable site and if the Parties are unable to agree on a site, the arbitrators shall select the site. The arbitrators shall have the authority to establish rules and procedures governing the arbitration proceedings, including, without limitation, rules concerning discovery. Each party shall have the opportunity to present its evidence at the hearing. The arbitrators may call for the submission of pre-hearing statements of position and legal authority, but no post-hearing briefs shall be submitted. The arbitration panel shall not have the authority to award incidental, consequential, special, punitive or exemplary damages. In addition, if an issue under consideration is limited to a determination of an amount of money owed by one party to the other, each party shall submit to the arbitration panel a final offer of its proposed resolution of the Dispute. The arbitration panel shall be charged to select from the two proposals the one which the panel finds to be the most reasonable and consistent with the terms and conditions of this Agreement, and the arbitration panel shall not average the Parties’ proposals or otherwise craft its own remedy. All evidence submitted in an arbitration proceeding, transcripts of such proceedings, and all documents submitted by the Parties in an arbitration proceeding shall be kept confidential and shall not be disclosed to any third party by either party hereto.

7.             Arbitration Decision and Costs.  The decision of the arbitrators or a majority of them, shall be in writing and shall be final and binding upon the Parties as to the issue(s) submitted. The cost of the hearing shall be shared equally by the Parties, and each party shall be responsible for its own expenses and those of its counsel or other representatives. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection it may have to the arbitrability of any such Disputes and further agrees that a final determination in any such arbitration proceeding shall be conclusive and binding upon each party.

8.             Enforcement of Award. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction.  The prevailing party shall be entitled to reasonable attorneys’ fees in any contested court proceeding brought to enforce or collect any award of judgment rendered by the arbitrators.

9.             Tolling and Performance. Except as otherwise provided in these procedures, all applicable statutes of limitation and defenses based upon the passage of time and all contractual limitation periods specified in this Agreement, if any, will be tolled while the procedures specified herein are pending. The Parties will take all actions necessary to effectuate the tolling of any applicable statute of limitation or contractual limitation periods. All deadlines specified herein may be extended by mutual written agreement of the Parties. Each party is required to continue to perform its obligations under this Agreement pending final resolution of any Dispute, unless to do so would be impossible or impracticable under the circumstances. Notwithstanding the foregoing, the statute of limitations of the State of Texas applicable to the commencement of a lawsuit will apply to the commencement of an arbitration under this Agreement, except that no defenses will be available based upon the passage of time during any negotiation or mediation called for by these procedures.

September 23, 2008

DCP Midstream

10 Desta Drive, Suite 400W

Midland, TX 79705

Attention: Rupert Salinas, Bob Brown, Contract Administration

Enclosed you will find the Certificate of Conversion evidencing the change from Resaca Exploitation, LP to Resaca Exploitation, Inc. Please ensure that the contract records are changed to reflect our new entity name.

Thank you,

/s/ Mary Frances Deibert
Mary Frances Deibert
Marketing Manager

Resaca Contract Number	DCP Contract ID
RES-0001S	GLD082000R
RES-0004S	GLD094200
RES-0005S	TUN024800R
RES-0006S	GLD103000
RES-0007S	CRA026100

1331 LAMAR, SUITE #1450 HOUSTON, TEXAS 77010-3039

MAIN: 713.650.1246 FAX: 713.655.1711

WWW.RESACAEXPLOITATION.COM

Targa Midstream Services
Limited Partnership
1000 Louisiana
Suite 4300
Houston, Texas 77002
www.targaresources.com

September 30, 2008

Via CERTIFIED MAIL/RRR

RESACA EXPLOITATION INC. (“COMPANY”)

1331 LAMAR STE 1450

HOUSTON, TX 77010

Attn: Contract Administration

RE:	GAS DELIVERED AND SOLD BY COMPANY TO VERSADO GAS PROCESSORS, L.L.C. (“VERSADO”) AT VERSADO’S EUNICE PLANT (“PLANT”) LOCATED IN LEA COUNTY, NEW MEXICO.

Gentlemen:

Versado is currently gathering and processing gas (“Gas”) from Company pursuant to purchase and/or processing contract(s) and/or agreement(s) (collectively, and as amended, the “Contract(s)”). The Gas is processed under the terms of the Contract(s) at the Plant. The residue gas remaining after processing (“Residue”) is delivered to El Paso Natural Gas Company (“EPNG”).

EPNG has notified Versado that it currently contemplates that effective November 1, 2008 and extending through December 31, 2008 (“Curtailment Period”) EPNG will severely curtail its receipt of Residue from the Plant and will only accept 30MMscf/d of Residue (“Base Residue”) from the Plant. This curtailment is being done in order to facilitate modifications to be made by EPNG to EPNG’s system. Notwithstanding the foregoing, for purposes of this letter agreement the Curtailment Period will be deemed to commence on November 1, 2008 and continue through the later of the date that EPNG ceases the referenced curtailment, or December 31, 2008.

Versado is evaluating a project to install pipeline and appurtenant facilities and set rental compression (collectively, the “Project”) at or near the Plant which will, in our judgment, allow Versado to deliver into EPNG some or all of any Residue exceeding the Base Residue and available at the tailgate of the Plant “(Excess Residue”). The Project will require a substantial investment in compression, pipelines and necessary appurtenances for the Plant. Versado believes it is in the best interest of all the producers, including Company, delivering Gas into Versado’s systems that feed Gas into the Plant (collectively, “Producers”), to participate in the Project, rather than curtailing their Gas deliveries to Versado in order to meet EPNG’s directives. The actual cost of the Project’s installation and construction is estimated to be $290,000 and the Project’s actual rental costs for the compression equipment are estimated to be $407,400 for the two months.

Versado, subject to the provisions hereof, is prepared to move forward with the installation, construction and subsequent operation of the Project. Versado would propose that, in return therefore, it receive from Company a fee (“Excess Residue Handling Fee”), computed and paid, or deducted from any proceeds otherwise due Company from the Contract(s), on a monthly basis relevant to Gas delivered during the Curtailment Period, equal to the following:

1.               Company’s pro-rata share [“Pro-Rata Share”] (determined by the percentage Company’s wellhead thousand standard cubic feet per month (“WH mscf/m”) gas delivered to Versado’s Plant bears to all wellhead WH mscf/m gas delivered to Versado’s Plant times eighty-five percent) of installation and constructions costs relevant to the Project, and

2.               Company’s Pro-Rata Share of compression rental costs.

The Excess Residue Handling Fee would be chargeable on all Gas delivered during the Curtailment Period.

Versado’s obligation to proceed with the Project shall be subject to Versado’s determination, in the exercise of reasonable commercial judgment, that Producers (together controlling a quantity of Gas adequate to make the Project financially justifiable) have entered in agreements with Versado similar in substance to this letter agreement.

This letter agreement shall constitute an amendment to each of the Contract(s). In the event of any conflict between the terms contained in this letter agreement and those contained in any of the Contract(s) as previously written, the terms contained in this letter agreement shall control.

If the foregoing is acceptable to Company, please execute both originals hereof in the space provided. Please return one fully executed original to Targa by no later than October 15, 2008 and retain one for your records.

Sincerely,

/s/ Clark White
Clark White
V. P. and Region Manager
Targa Midstream Services Limited Partnership
As Operator for Versado Gas Processors, L.L.C.

Agreed to and accepted:

RESACA EXPLOITATION INC.

By:	/s/ Randy Ziebarth

Name:	Randy Ziebarth

Title:	Vice President

Date:	10/9/08

cc:	DEIBERM@TEAI.COM